Exhibit 10.3

THIS INSTRUMENT AND ALL THE OBLIGATIONS, RIGHTS, TERMS AND PROVISIONS HEREUNDER, ARE SUBORDINATED PURSUANT TO, AND SUBJECT IN ALL RESPECTS TO, THE TERMS AND PROVISIONS OF THE AGREEMENT OF SUBORDINATION DATED AS OF AUGUST 28, 2017 AMONG GOLDLINE ACQUISITION CORP., EACH SUBORDINATE CREDITOR PARTY THERETO AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS AGENT, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.
SECURITY AGREEMENT
SECURITY AGREEMENT, dated as of August 28, 2017 (as amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”), made by Goldline Acquisition Corp., a Delaware corporation (the “Grantor”) in favor of the Lenders pursuant to the Credit Agreement described in the recitals hereto (collectively, the “Secured Parties”, and each, a “Secured Party”).
RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement), by and among the Grantor and the Secured Parties, each Secured Party has agreed to make the Loan to the Borrower as set forth in the Credit Agreement.
WHEREAS, in order to induce each Secured Party to make the Loan as set forth on Exhibit A to the Credit Agreement, the Grantor has agreed to grant a continuing Lien on the Collateral to secure the Obligations.
Accordingly, the parties hereto hereby agrees as follows:
1.Security Interest.
(a)    Grant of Security. As security for the Obligations, the Grantor hereby delivers, assigns, pledges, sets over and grants to each Secured Party a first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all personal property and fixtures of the Grantor of every type and description, wherever located, tangible or intangible, together with all substitutions and replacements thereof and any products and proceeds thereof other than Excluded Collateral (collectively, the “Collateral”; capitalized terms used but not defined in this Section 1(a) or in the Credit Agreement shall have the meanings given such terms in the UCC).
As used herein, “Excluded Collateral” shall mean:
(i)    equity interests of any subsidiary of the Grantor acquired after the Closing Date;
(ii)    any lease, license, contract, or other agreement to the extent that a grant of a security interest therein would violate, result in a breach of the terms or abandonment or unenforceability of , constitute a default under or invalidate such lease, license, contract, or other agreement, or create a right of termination in favor of any party thereto;
(iii)    any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;
(iv)    motor vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC);
(v)     those assets as to which the Majority Lenders, working in consultation with the Grantor, shall determine that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;
(vi)    any asset or property to the extent that the grant of a security interest is prohibited by applicable law, rule or regulation or requires a consent of any Governmental Authority or any unaffiliated third party (except such consents as have been or will be obtained or made on the Closing Date);
(vii)     Commercial Tort Claims; and
(viii)    any fee-owned real property, together with any improvements thereon and all real property leasehold interests;
provided, however, “Excluded Collateral” shall not include any Proceeds, products, substitutions or replacements of any Excluded Collateral (unless such Proceeds, products, substitutions or replacements would constitute Excluded Collateral).
(b)    Security for Obligations. This Agreement secures the payment of all now existing or hereafter arising obligations of the Grantor to each Secured Party, on a pro rata basis, pursuant to the Credit Documents, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise, whether for principal, interest, fees, expenses or otherwise (including, without limitation, interest, fees, costs or other payments on the Obligations paid or accrued after the commencement of an Insolvency Proceeding and whether or not such claims are deemed allowed or recoverable in any Insolvency Proceeding, and payment of or for adequate protection pursuant to any Insolvency Proceeding), together with all costs of collection or enforcement, including, without limitation, reasonable and documented attorneys’ fees of one counsel to the Secured Parties incurred in any collection efforts or in any action or proceeding (all such obligations being the “Obligations”).
(c)    Grantor Remains Liable. This Agreement shall not affect the Grantor’s liability to perform all of its duties and obligations under the transactions giving rise to the Obligations. The exercise by any Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the transactions giving rise to the Obligations, which shall remain unchanged as if this Agreement had not been executed. No Secured Party shall have any obligation or liability under the transactions giving rise to the Obligations by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor hereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(d)    Continuing Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

2.    Title; Liens and Encumbrances; Consents. The Grantor hereby represents and warrants to the Secured Parties that (a) it is the record and beneficial owner of, having good and marketable title to, the Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except the Liens created by this Agreement, and the Grantor will promptly notify the Secured Parties of any such other Lien or claim made or asserted against the Collateral and will defend the Collateral against any such Lien or other claim, and (b) except as would not reasonably be expected to have or cause a Material Adverse Effect, as of the date hereof, the granting of the Liens contemplated hereby do not require any consent or approval of any third party except for such as have been or will be obtained or made and are in full force and effect.
3.    State of Organization or Residence; Legal Name. The Grantor hereby represents and warrants to the Secured Parties as follows:
(a)    The Grantor’s state of incorporation is the State of Delaware. The Grantor’s chief executive office or principal office as such term is defined under the Uniform Commercial Code as in effect in the State of New York as it may be amended, supplemented or modified from time to time (the “UCC”), is set forth on Schedule I hereto. The Grantor shall promptly notify the Secured Parties of any change in the foregoing representations.
(b)    The Grantor’s registered or legal name is as set forth on Schedule I hereto. The Grantor currently uses, and during the last five (5) years has used, no other names including business or trade names, except as set forth on Schedule I hereto. The Grantor shall not change such name without providing the Secured Parties thirty (30) days’ prior written notice.
(c)    The grant of the security interest in the Collateral, combined with the filing of financing statements is effective to vest in the Secured Parties a valid and perfected first priority security interest, superior to the rights of any person in and to the Collateral as set forth herein.
4.    Perfection of Security Interest. The Grantor authorizes the Secured Parties to file all such financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as the Secured Parties may reasonably require, each in form satisfactory to the Secured Parties. Such financing statements and amendments may contain a description of the Collateral as set forth herein or more broadly in a generic or categorical manner. The Grantor also shall pay all filing or recording costs with respect thereto, and all costs of filing or recording this Agreement or any other agreement or document executed and delivered pursuant hereto or to the Obligations (including the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Secured Parties to be reasonably necessary. The Grantor authorizes the Secured Parties to take all other actions which the Secured Parties deem reasonably necessary to perfect or otherwise protect the Liens created hereunder and to obtain the benefits of this Agreement.
5.    Collections. After the occurrence and during the continuation of an Event of Default, the Grantor will immediately upon receipt of all such checks, cash or other remittances constituting part of the Collateral or in payment for any Collateral sold, transferred, leased or otherwise disposed of, deliver any such items to the Secured Parties accompanied by a remittance report. The Grantor shall deliver such items in the same form received, endorsed or otherwise assigned by the Grantor where necessary to permit collection of such items.
6.    Events of Default. The occurrence of any one or more Events of Default under the Credit Agreement shall constitute an event of default (“Event of Default”) under this Agreement.

7.    Rights and Remedies.
(a)    In the event of the occurrence and continuation of any Event of Default, to the extent applicable:  (i) the Majority Lenders, acting on behalf of the Secured Parties, may exercise exclusive control over the Collateral; (ii) the Secured Parties shall have the right, with or without (to the extent permitted by applicable law) notice to the Grantor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and generally to exercise any and all rights afforded to a secured party under the UCC or other applicable law; (iii) the Secured Parties shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Majority Lenders in their reasonable judgment may deem advisable; (iv) at the request of the Majority Lenders, the Grantor shall assemble the Collateral and make it available to the Secured Parties at places which the Majority Lenders shall select, whether at the Grantor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of the Grantor’s premises and facilities for the purpose of the Secured Parties’ taking possession of, removing or putting the Collateral in saleable or disposable form; (v) the Secured Parties shall have the right to receive any and all cash interest, dividends, distributions, payments or other proceeds paid in respect of the Collateral and made application thereof to the Obligations in such order as the Majority Lenders may determine and (vi) any or all of the Collateral may be registered in the name of the Secured Parties or their nominee and they may thereafter exercise (x) all voting, corporate and other rights pertaining to such Collateral and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if they were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all securities or securities entitlements upon any merger, consolidation, reorganization, recapitalization or other fundamental change, or upon the exercise of the Grantor or the Secured Parties of any right, privilege or option pertaining to such securities or securities entitlements, and in connection therewith, the right to deposit and deliver any and all of the securities or securities entitlements with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Majority Lenders may determine), in each of the foregoing cases, all without liability except to account for property actually received by it, but the Secured Parties shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    Any such sale, lease or other disposition of Collateral may be made without demand for performance or any notice of advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition, the Grantor agrees that the sending of ten (10) days’ notice by ordinary mail, postage prepaid, to the Grantor of the place and time of any public sale or of the time at which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. Notwithstanding the foregoing, if any of the Collateral may be materially diminished in value during such ten (10) day period, the Majority Lenders shall provide the Grantor with such shorter notice as they deem reasonable under the circumstances.
(c)    The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable and documented attorneys’ fees of one counsel to the Secured Parties, and then to satisfaction of the Obligations pro rata amongst the Secured Parties and to the payment of any other amounts required by applicable law. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Grantor will be liable for the deficiency, together with interest thereon, at the rate prescribed in the agreements giving rise to the Obligations, and the reasonable and documented fees of one counsel to the Secured Parties employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral.
8.    Power of Attorney. The Grantor authorizes the Secured Parties and does hereby make, constitute and appoint the Secured Parties, and any officer or agent of any Secured Party, including the Majority Lenders, with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Grantor:  (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (iv) to receive, open and dispose of all mail addressed to the Grantor and to notify the post office authorities to change the address for delivery of mail addressed to the Grantor to such address as the Majority Lenders, acting on behalf of the Secured Parties may designate; (v) to exercise all membership rights, powers and privileges in connection with the Collateral to the same extent as the Grantor is entitled to exercise such rights, powers and privileges and (vi) generally to do all acts and things which the Majority Lenders, acting on behalf of the Secured Parties deem reasonably necessary to protect, preserve and realize upon the Collateral and the Secured Parties’ security interest therein. The Grantor hereby approves and ratifies all acts of said attorney or designee, who shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The Majority Lenders, acting on behalf of the Secured Parties may exercise this power of attorney only after the occurrence and during the continuance of an Event of Default subject to the cure periods set forth in the Credit Agreement.
9.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by U.S. mail or sent by telecopy (with confirmed receipt or followed by overnight delivery) to the addresses (or telecopy numbers) set forth in Section 7.01 of the Credit Agreement. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or, if mailed, the third business day following the date so mailed, if earlier.
10.    Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Secured Parties shall have the right in their sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.
11.    No Waiver; Rights Cumulative.
(a)    No course of dealing between the Grantor and the Secured Parties, or the Secured Parties’ failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)    All of the Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.
12.    Limitation on Secured Parties’ Duty in Respect of Collateral. No Secured Party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.
13.    Amendments, Etc. No alteration, modification, amendment or waiver of any terms and conditions of this Agreement shall be effective or enforceable unless set forth in a writing signed by the Majority Lenders and the Grantor.
14.    Successors and Assigns. This Agreement and all obligations of the Grantor and the Secured Parties hereunder shall be binding upon the heirs, successors and assigns of the Grantor and the Secured Parties, as applicable, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of the Secured Parties and their respective heirs, successors and assigns.
15.    No Partnership. The relationship between each Secured Party and the Grantor shall be only of creditor-debtor and no relationship of agency, partner or joint- or co-venturer shall be created by or inferred from this Agreement or the other Credit Documents.
16.    Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantor and the Secured Parties with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Each of the parties hereto acknowledges and agrees that there is no oral agreement between the Grantor and the Secured Parties with respect to the subject matter hereof which has not been incorporated in this Agreement.
17.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
18.    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and the parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
19.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and any claim, controversy or dispute related to or in connection with this Agreement, any Credit Document or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 et seq of the New York General Obligations Law but otherwise without regard to principles of conflicts of laws).
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9 hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
20.    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
21.    Custodial Arrangements. Grantor agrees that at any time when Grantor is obligated to deliver physical possession of any Collateral or documentation relating thereto to the Secured Parties, the Majority Lenders shall appoint a bailee or custodian to hold physical possession of the Collateral and/or related documentation for the benefit of the Secured Parties and Grantor agrees to deliver all such physical Collateral and/or related documentation as directed by the Majority Lenders.
22.    Releases. At such time as all Obligations shall have been paid in full in cash, promptly upon the request of the Grantor, the Secured Parties shall file all necessary releases with respect to all of the Collateral.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective for all purposes as of the date above first written.

GOLDLINE ACQUISITION CORP., as Grantor

By: /s/ Gregory N. Roberts________________
Name: Gregory N. Roberts
Title: Executive Chairman

[Signature Page to Security Agreement]

SCHEDULE I

Grantor’s chief executive office or principal office	2121 Rosecrans Ave. Suite 6300 El Segundo, CA 90245
Registered or Legal Name	Goldline Acquisition Corp.
Other names (including business or trade names) used during the last five (5) years	Goldline Precious Metals, LLC